UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2008

BANCORP RHODE ISLAND, INC.

(Exact name of registrant as specified in its charter)

Rhode Island

(State or other jurisdiction of incorporation)

333-33182	05-0509802
(Commission File Number)	(IRS Employer Identification Number)

One Turks Head Place, Providence, Rhode Island 02903

(Address of principal executive offices)

(401) 456-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 8.01.	Other Events.

On June 11, 2008, Richard Lashley, a principal of PL Capital Group, the dissident shareholder group that lost a proxy contest for three board seats at the May 21, 2008 meeting of shareholders of Bancorp Rhode Island, Inc. (“BancorpRI”), sent a shareholder derivative demand letter to the Board of Directors and a complaint letter to the Audit Committee of the Board of Directors, copies of which were filed as exhibits to a Schedule 13D/A filed by PL Capital Group on June 16, 2008. The letters were delivered to BancorpRI’s corporate secretary and were forwarded on June 12, 2008 to the Board of Directors and Audit Committee of BancorpRI for their consideration.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP RHODE ISLAND, INC.

Date: June 18, 2008	By:	/s/ Merrill W. Sherman
______________________________

Merrill W. Sherman

President & Chief Executive Officer